Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Signal Genetics, Inc.

Carlsbad, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2016, except for Note 9 which is as of November 4, 2016, relating to the consolidated financial statements of Signal Genetics, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
San Diego, California

January 6, 2017